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Mentor Graphics Corporation

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Siemens Aktiengesellschaft

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A copy of a question and answer document sent by Siemens Aktiengesellschaft to certain of its employees is attached hereto.

Communications Siemens to expand its digital industrial leadership with acquisition of Mentor Graphics Nov. 14, 2016 Questions & Answers Document Strategic Rationale What is the strategic rationale for the deal? The acquisition will make Siemens the first player to combine mechanical, thermal, electronic and software design capabilities on a single integrated platform By adding Electronic Design Automation (EDA) solutions to our portfolio, we’re enhancing our core competencies for product design that creates a very precise digital twin of the product As a result, customers profit from enhanced efficiency, greater flexibility, better quality, less costs and faster market readiness Combined company would be uniquely positioned to capitalize on increasing electronic components in products (smart products, automotive, transportation, etc.) Why Mentor Graphics? Mentor Graphics is a leading company and pioneer in design automation software that is critical for enabling their customers to develop highly integrated electronics faster and more cost efficient Solutions include IC design and verification, printed circuit board design, functional verification, embedded software and other design functions – core solutions required to meet customer’s electronics needs and provide an integrated design portfolio We believe Siemens is the ideal partner for Mentor Graphics which will benefit from our strong brand, reputation and innovative culture Highly complementary customer base with Siemens. New expansion opportunities via Mentor Graphics strong presence across diverse customer base. Key customer verticals include automotive, aerospace, and other transportation platforms as well as high tech / electronics How does this move fit into Siemens’s digitalization strategy? Mentor Graphics complements Siemens Digital Factory in terms of industries, product design domains, and production phases Integrating design automation in Siemens’s DF solutions gives us a first mover advantage over other PLM players and creates an integrated solution and comprehensive platform for customers and Industry 4.0 Convergence of mechanical, thermal, electronic, and software requires the combination of product design with manufacturing and is a natural part of our multi-year product roadmap for Digital Factory Is the Siemens digital software portfolio now complete? We believe this dramatically accelerates our product roadmap with true convergence across all three domains While our digital software portfolio will now possess the most integrated product design capabilities, our vision continues to evolve around the customer and their needs Today, we believe this allows us to bring-to-market the most complete, most robust digital software portfolio available Siemens © 2016 | Restricted Page 1 of 4

Timeline Please describe major milestones of the timeline, in particular by when do you expect closing? We expect to close the transaction within Q3 FY17, subject to regulatory approval Key milestone is Mentor Graphic’s shareholder vote to approve the merger. Other conditions to closing include regulatory approvals (i.e., HSR, CFIUS, other foreign approvals). Financials Where will this business be reported in Siemens? Mentor Graphics will be reported as part of Digital Factory (DF) post close of the transaction Customers What are the customer benefits of this merger? Shorten design cycle of smart products through simultaneous engineering Efficiently manage increasing number of design variants Increase quality through simulation and testing by reducing number of physical prototypes Optimize power consumption and analyze thermal effects of smart products Background on Mentor Graphics What is the business size of Mentor Graphics? For the fiscal year ended January 31, 2016, Mentor Graphics had total revenue of $1.2bn and non-GAAP operating income of $238m Total headcount ~5,700 (January 31, 2016) a. 81 locations globally b. Strongest footprint in USA with 40% of total headcount c. ~43% of R&D jobs in low-cost countries (Armenia, India, Egypt, Poland and Pakistan) (non-public info) What is Mentor Graphics track-record in the industry? Founded in 1981, Mentor Graphics is a pioneer and leader in the Electrical Design Automation (EDA) industry a. Early leadership in system design b. One of the 3 largest companies in Electrical Design Automation (EDA) Over the last 20 years, Mentor Graphics has expanded its leading market position in EDA Has one of the broadest industry portfolios of best-in-class products, addressing all levels from systems to components Uniquely positioned in technical software to capitalize on the emerging growth needs in the systems marketplace

How does Mentor Graphics product portfolio look like? Mentor operates across 4 main product segments a. Integrated System Design i. IC complexity and the increasingly complex design of PCBs can be a source of design bottlenecks and slower time to market ii. Mentor provides many of the world’s largest system design companies with a range of scalable design solutions to reduce the time, cost and risk of electronic system design iii. Products include: Xpedition, PADS, Hyperlynx, FloTHERM, FloEFD, Valor MES b. New & Emerging Markets i. Specialized software tools for the design, analysis, and documentation of the complex electrical systems found in automotive, aerospace, and other transportation platforms ii. Products include: Capital platform, XSe Automotive, Volcano VSTAR, Calypto c. IC Design-to-Silicon i. The increasing complexity and smaller size geometries within ICs have changed how those responsible for the physical layout of an IC design deliver their design to the IC manufacturer or foundry ii. Mentor provides design teams the tools to create integrated circuits, with an integrated design-to-silicon platform which includes physical verification, full-chip, transistor-level parasitic extraction, design for manufacturability (DFM), mask data preparation (MDP) and resolution enhancement technologies (RET) iii. Products include: Calibre Manf., Calibre Design, Tessent d. Scalable Verification i. Functional errors are a leading cause of design revisions that slow down an electronic system’s time-to-market and reduce its profitability ii. Mentor’s scalable verification tools allow engineers to verify that their complex IC and FPGA (field programmable gate arrays) designs function as intended by simulating and debugging the design iii. Products include: Questa, Veloce, Analog FastSPICE Siemens © 2016 | Restricted Page 3 of 4

IMPORTANT INFORMATION ABOUT THE TRANSACTION: This document contains statements related to our future business and financial performance and future events or developments involving Siemens that may constitute forward-looking statements. These statements may be identified by words such as “expect,” “look forward to,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “will,” “project” or words of similar meaning. We may also make forward-looking statements in other reports, in presentations, in material delivered to shareholders and in press releases. In addition, our representatives may from time to time make oral forward-looking statements. Such statements are based on the current expectations and certain assumptions of Siemens’ management, and are, therefore, subject to certain risks and uncertainties. A variety of factors, many of which are beyond Siemens’ control, affect Siemens’ operations, performance, business strategy and results and could cause the actual results, performance or achievements of Siemens to be materially different from any future results, performance or achievements that may be expressed or implied by such forward- looking statements or anticipated on the basis of historical trends. These factors include in particular, but are not limited to, the matters described in the chapter Risks of our most recent annual report prepared in accordance with the German Commercial Code, and in the chapter Risks and opportunities of our most recent interim report. Further information about risks and uncertainties affecting Siemens is included throughout our most recent annual and interim reports, as well as our most recent earnings release, which are available on the Siemens website. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of Siemens may vary materially from those described in the relevant forward-looking statement as being expected, anticipated, intended, planned, believed, sought, estimated or projected. Siemens neither intends, nor assumes any obligation, to update or revise these forward-looking statements in light of developments which differ from those anticipated. Mentor Graphics Corporation has filed with the Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K, which contains, among other things, a copy of the merger agreement. In connection with the proposed merger, Mentor Graphics Corporation will prepare a proxy statement to be filed with the SEC that will provide additional important information concerning the proposed merger. When completed, a definitive proxy statement will be mailed to the stockholders of Mentor Graphics Corporation. Mentor Graphics Corporation and its respective directors, officers and employees and Siemens and its managing board, officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Mentor Graphics Corporation stockholders in connection with the proposed merger. Mentor Graphics Corporation stockholders may obtain more detailed information regarding such persons by reading the proxy statement and other relevant materials filed with the SEC and, with respect to Siemens, certain relevant materials prepared in accordance with the German Commercial Code. MENTOR GRAPHICS CORPORATION STOCKHOLDERS ARE STRONGLY ADVISED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING MENTOR GRAPHICS CORPORATION’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Mentor Graphics Corporation’s stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Mentor Graphics Corporation’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other documents relating to the proposed merger (when available) at www.mentor.com. Siemens © 2016 | Restricted Page 4 of 4